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                                                                    EXHIBIT 12.1

BOWATER INCORPORATED
STATEMENT OF COMPUTATION OF UNAUDITED RATIO OF EARNINGS TO FIXED CHARGES (IN MILLIONS, EXCEPT RATIO INFORMATION)

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                                                                        Year ended and at December 31,
                                                                       --------------------------------
                                                                         2002        2003        2004
                                                                       --------    --------    --------
EARNINGS:

Loss before income taxes, minority interests and                       $ (250.8)   $ (280.9)   $ (148.4)
cumulative effect of accounting change

Add: Fixed charges from below                                             178.2       188.6       200.5
Less: Capitalized interest                                                  8.7         7.4         0.1
                                                                       --------    --------    --------
                                                                       $  (81.3)   $  (99.7)   $   52.0
                                                                       ========    ========    ========
FIXED CHARGES:

Interest expense, net of interest capitalized                             163.0       174.5       195.3
Capitalized interest                                                        8.7         7.4         0.1
Estimate of interest within rental expense                                  2.8         3.1         1.9
Amortized premium and discounts related to indebtedness                     3.7         3.6         3.2
                                                                       --------    --------    --------
                                                                       $  178.2    $  188.6    $  200.5
                                                                       ========    ========    ========
DEFICIENCY OF EARNINGS TO FIXED CHARGES                                $  259.5    $  288.3    $  148.6
                                                                       ========    ========    ========
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